 Exhibit 10.1

COLLATERAL AGREEMENT

This Collateral Agreement (hereinafter the "Agreement") is dated and effective as of July 9, 2003, and is by and between GSE Systems, Inc. ("GSE") and ManTech International Corporation ("ManTech"). GSE and ManTech may hereinafter be collectively referred to as the "Parties."

WITNESSETH:

WHEREAS, GSE recently received the award of a contract for the Laguna Verde Simulator (hereinafter the "Laguna Verde Contract"); and

WHEREAS, the Laguna Verde Contract requires the issuance of payment and performance bonds (hereinafter the "Bonds") by a Mexican surety company; and

WHEREAS, GSE has identified a Mexican surety company that is willing to issue such Bonds; and

WHEREAS, such Mexican surety company, Fianzas Guardiana Inbursa, S.A. (hereinafter "FGI"), is willing to issue such Bonds only upon the receipt of 100% collateral in the form of letters of credit ("Letters of Credit"); and

WHEREAS, ManTech is willing to issue such Letters of Credit to FGI on GSE's behalf based on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1. Letters of Credit. ManTech agrees to issue one or more Letters of Credit to FGI for (i) an Advance Payment Bond in the amount of $2,060,739.89 with an issuance date of June 20, 2003 for a period of 30 months or when the Advance Payment Bond is released, whichever is later, and (ii) a Performance Bond in the amount of $1,317,602.80 with an issuance date of June 20, 2003 for a period of 42 months or when the Performance Bond is otherwise released, whichever is later.

2. Consideration to ManTech. As consideration for ManTech's issuance of the Letters of Credit, GSE will (i) issue ManTech 100,000 warrants at the market price of GSE's common stock as of the close of business on July 8, 2003, based on an agreement reasonably acceptable to ManTech, and (ii) pay ManTech a fee equal to 7% per annum on the total amount of the then-existing value of the Letters of Credit payable on a quarterly basis.

3. Prepayment Allowance. Subject to approval by GSE's lender, GSE may prepay the amounts under the Letters of Credit at any time, in whole or in part, without penalty or premium, which shall result in a cancellation thereof, in whole or in part. Any such prepayment shall first be applied to any accrued and unpaid interest, if any, and thereafter to the principal outstanding under the Letters of Credit.

4. GSE Representations. GSE represents and warrants to ManTech that:

(A)	It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(8)
It is duly qualified, in good standing and authorized to do business in each jurisdiction where because of the nature of its activities or properties such qualification is required by applicable laws or the failure to be so qualified could have a material adverse effect on GSE;

(C)
It has the power to enter into this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(D)
The execution, delivery and performance of this Agreement by GSE does not and will not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(E)
All governmental and other consents, authorizations, approvals, licenses and orders that are required to have been obtained by it with respect to this Agreement and the transactions contemplated herein have been obtained and are in full force and effect and all conditions of any such consents, authorizations, approvals, licenses and orders have been complied with;

(F)
Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms [subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)]; and

(G)
There is not pending or threatened against it any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to (1) affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations hereunder, or (2) materially affect its operations, business, property or assets or financial or other condition.

(H)
GSE's lender has consented to the transactions contemplated herein and GSE shall further covenant that its current business loan and security agreement shall not be modified or amended to limit or prohibit the performance of any of GSE's obligations hereunder in the future.

5. Reporting Requirements.

(A)
Upon request, but in no event more frequently than once in any three consecutive calendar month period, GSE shall provide ManTech with a detailed written status report on the Laguna Verde Contract. This report shall include, but is not limited to, major project activities for the applicable period, tracking and accomplishment of technical and payment milestones, and open issues with the customer and subcontractors.

(B)
On a monthly basis, GSE shall provide Mr. John A. Moore, Jr., ManTech Executive Vice President, with a detailed status and activities report on the Laguna Verde Contract. This report, which may be in writing or by oral briefing at Mr. Moore's option, shall be sufficient to allow Mr. Moore to understand the major project activities, accomplishment of technical and payment milestones, and open issues with the customer and subcontractors.

6. Miscellaneous.

(A)	This Agreement shall not be transferable or assignable by GSE without ManTech's prior written consent.

(B)
ManTech may freely assign or transfer all or any portion of its interest in this Agreement without the consent of GSE and in the event ManTech collaterally assigns or transfers its right, title and interest in and to this Agreement to its lender(s) under a current business loan and security agreement, as such agreement may be further amended, modified or replaced from time to time, GSE agrees to execute and deliver such documents, instruments and agreements as such lender(s) may reasonably require in connection therewith.

(C)
If any provisions of this Agreement are held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

(D)	This Agreement shall be governed and construed in accordance with the laws of the State of Maryland, excluding its conflict of laws principles.

(E)	This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.

(F)
GSE agrees to indemnify and hold harmless ManTech from any and all costs, damages, claims, actions, demands, losses and expenses (including the value of the Letters of Credit drawn upon, reasonable attorneys' fees, collection fees or enforcement fees) in the event the Letters of Credit are drawn upon for any reason. Any payments due hereunder shall be paid to ManTech no later than two (2) business days following GSE's receipt of written notice specifying the amounts due.

(G)
The Parties acknowledge that this Agreement and GSE's obligations hereunder are subject to a current business loan and security agreement between GSE and its lender, as such agreement may be further amended, modified or replaced from time to time.

(H)
This Agreement is the exclusive and complete understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior negotiations, agreements, understandings or representations between the Parties regarding the subject matter hereof, whether oral or written. This Agreement may be amended only by a written amendment signed by the Parties hereto.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

GSE Systems, Inc.

By: _/s/ Chin-our Jerry Jen_________
Name: Chin-our Jerry Jen
Title: President & COO

ManTech International Corporation

By: _/s/ Ronald R. Spoehl_________
Name: Ronald R. Spoehel
Title: Executive Vice President & CFO

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